Exhibit 4.2
SUPPLEMENT NO. 1
TO
TRUST INDENTURE
     THIS SUPPLEMENT NO. 1, dated as of January 25, 2002 (this “Supplement No. 1”), to that certain Trust Indenture, dated as of August 16, 2000 (the “Indenture”), is by and between WILMINGTON TRUST COMPANY, a Delaware banking corporation, as indenture trustee (the “Indenture Trustee”), and CAL DIVE I-TITLE XI, INC., a Texas corporation (the “Shipowner,” and together with the Indenture Trustee, the “Parties”).
     WHEREAS, pursuant to Title XI of the Merchant Marine Act, 1936, the Secretary, pursuant to the Guarantee Commitment, determined that the aggregate of the Actual Cost of the Q4000 vessel (the “Vessel”) was $158,260,932 as of the August 16, 2000 Closing Date, and agreed to guarantee Obligations in an amount which will not exceed 87-1/2% of Actual Cost, as determined pursuant to the Security Agreement and as reflected in Table A thereto, as the same may be redetermined from time to time;
     WHEREAS, on July 31, 2001, the Shipowner and AMFELS, Inc. (the “Shipyard”) entered into Amendment No. 2 to the Construction Contract (the “Amendment No. 2”) for the Vessel, providing for additional work to be performed on the Vessel pursuant to change orders, and a revised Delivery Date for the Vessel, which Amendment No. 2 was approved by the Secretary;
     WHEREAS, pursuant to Amendment No.1 to Security Agreement, dated the date hereof, the Secretary has agreed to a redetermination of the Actual Cost relating to such additional work on the Vessel, for a total revised Actual Cost of $183,065,667;
     WHEREAS, pursuant to the Credit Agreement, as amended by Amendment No. 1 to Credit Agreement, dated the date hereof, the Lenders agree inter alia to revise the Available Amount thereunder to $160,182,000 and to change the Final Disbursement Date, Payment Dates, Interest Payment Dates and Stated Maturity of the Floating Rate Note;
     WHEREAS, pursuant to the Indenture, the Parties hereto wish to enter into this Supplement No. 1 providing for the issuance of Obligations up to the aggregate principal amount of $160,182,000, to reflect the revised Delivery Date and to make other technical amendments;
     WHEREAS, Section 10.04 of Exhibit 1 to the Indenture provides that the Shipowner and the Indenture Trustee may, with the consent of the Secretary, and all Obligees affected thereby, from time to time enter into indentures supplemental thereto for the purpose, among other things, of changing the Payment Dates, Interest Payment Dates and Stated Maturities of the Obligations and increasing the aggregate amount of the Obligations; and

     WHEREAS, pursuant to Sections 10.04 and 10.05 of Exhibit 1 to the Indenture, 100% of the Obligees and the Secretary have consented to this Supplement No. 1.
     NOW THEREFORE, in consideration of the mutual rights and obligations set forth herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
DEFINITIONS; OFFICER’S CERTIFICATE; OPINIONS OF COUNSEL
     SECTION 1.01. Definitions. Schedule A to the Indenture is hereby modified by amending or adding the following definitions:
     “Authorized Newspaper” is amended by deletion of the reference therein to The Journal of Commerce.
     “Floating Rate Note” means the First Amended and Restated Floating Rate Note, substantially identical to the form of Exhibit A to this Supplement No. 1, appropriately completed.
     “Supplement No. 1” means this supplement to the Indenture, dated as of January 25, 2002.
ARTICLE II
THE OBLIGATIONS
     The Indenture shall be modified and supplemented as follows:
     SECTION 2.01. (a) The Obligations. Section 2(a) of the Special Provisions of the Indenture is deleted in its entirety and the following is substituted therefor:
“(a) The Obligations issued hereunder shall be a Floating Rate Note designated the “United States Government Guaranteed Ship Financing Note, Q4000 Series,” and shall be in the form of Exhibit A to this Supplement No. 1 to Trust Indenture and, when issued, Fixed Rate Bonds, designated the “United States Government Guaranteed Ship Financing Bonds, Q4000 Series,” which shall be in the forms of Exhibits 3 and 4 to the Indenture, as amended by this Supplement No. 1 to Trust Indenture; and the aggregate principal amount of Obligations which may be issued and Outstanding under this Indenture shall not exceed $160,182,000.”
     (b) Form of Fixed Rate Bonds. The forms of the Fixed Rate Bonds in Exhibits 3 and 4 to the Special Provisions of the Indenture are hereby amended by substituting “$160,182,000” for “$138,478,000” wherever the latter amount appears in either such form, and by deletion of the phrase “and The Journal of Commerce” in the seventh paragraph of the forms of the Fixed Rate Bonds.
     SECTION 2.02. Scheduled Mandatory Redemptions. (i) The first paragraph of Section 4(a) of the Special Provisions of the Indenture is deleted in its entirety and the following is substituted therefor:
“(a) Scheduled Mandatory Redemption. The Obligations are subject to redemption at a Redemption Price equal to 100% of the principal amount thereof, together with interest accrued thereon to the applicable Redemption Date, through the operation of scheduled repayment providing for the semiannual redemption on February 1 and August 1 of each year, commencing (I) in the case of the Obligations issued prior to or on the Delivery Date, the earlier of (x) the Payment Date next succeeding the Delivery Date of the Vessel or (y) February 1, 2003, and (II) in the case of Obligations issued after the Delivery Date, the February 1 or August 1 next succeeding the issue of such Obligations, of the principal amount of Obligations as specified in the Obligations, plus interest accrued thereon to the Redemption Date so that the semiannual mandatory redemption of the aggregate principal amount of the Obligations Outstanding shall be in the principal amounts set forth in the first revised amortization schedule (the “First Revised Amortization Schedule”), which is Exhibit B to Supplement No. 1 to Trust Indenture, as the same may be revised as provided in the Indenture. There shall be a final redemption of the remaining outstanding principal of the Floating Rate Note no later than the earliest of (i) the Payment Date next preceding four (4) years from the Delivery Date, or (ii) February 1, 2007, or (iii) the date upon which the Trigger Event (as hereinafter defined) shall occur, and a final redemption of the remaining outstanding principal of the Fixed Rate Bonds on the earliest of (1) August 1, 2027, or (2) twenty-five (25) years from the Delivery Date. The Stated Maturities of the Serial Bonds shall be earlier than the Stated Maturities of the Sinking Fund Bonds.”
     (ii) The second paragraph of Section 4(a) of the Special Provisions of the Indenture is amended by changing the date “January 28, 2006” to “February 1, 2007” wherever it appears, and by changing the date “January 28, 2027” to “August 1, 2027” wherever it appears.
     SECTION 2.03. Optional Redemption. Section 4(f) of the Special Provisions of the Indenture is amended by deleting the “]” at the end of Section 4(f).
     SECTION 2.04. The first sentence of Paragraph 4(g)(i) of the Special Provisions of the Indenture is deleted in its entirety and the following is substituted therefor:

“(g) Fixed Rate Bond Interest Rate Protection.
     (i) The Shipowner shall convert, upon the occurrence of a Trigger Event, the outstanding indebtedness under the Floating Rate Note to indebtedness under the Fixed Rate Bonds, which Fixed Rate Bonds shall have a maturity of no later than the earlier of (i) the twenty-fifth anniversary of the Delivery Date, or (ii) August 1, 2027.”
     SECTION 2.05. Concerning Section 2.02 of Exhibit 1 to the Indenture. Section 5(f) of the Special Provisions of the Indenture is deleted in its entirety, and the following inserted in lieu thereof:
“Prior to the earliest of (i) the Payment Date next preceding four (4) years from the Delivery Date, (ii) February 1, 2007, or (iii) the date upon which the Trigger Event shall occur, the Shipowner may enter into amendments to the Guarantee Commitment, supplements to the Indenture, and amendments to the Authorization Agreement and such other documents as may be necessary or advisable to provide for one or more issuances of Fixed Rate Bonds in the form of Exhibit 3 hereto for the Serial Bonds and in the form of Exhibit 4 hereto for the Sinking Fund Bonds, as amended by Supplement No. 1 to Trust Indenture, for the purpose of repaying the Floating Rate Note and/or financing an amount equal to the Available Amount (which amount shall be deposited into the Escrow Fund established by the Security Agreement), and/or financing an amount up to but not exceeding the Actual Cost or Depreciated Actual Cost of the Vessel, as the case may be; provided, however, that the Shipowner shall have obtained, and the Shipowner and Indenture Trustee shall have received, the prior written consent of the Secretary; provided, further, that (a) except for the final issuance or in the case of the Trigger Event, each issuance of the Fixed Rate Bonds must be in a minimum aggregate principal amount of $20,000,000, and (b) the proceeds from the issuance of the Fixed Rate Bonds shall be used either to pay off, satisfy and cancel all or a portion of the outstanding principal amount of the Floating Rate Note, or for deposit into the Escrow Fund and disbursement therefrom in accordance with Article V of the Security Agreement for items of Actual Cost or the Depreciated Actual Cost, as the case may be; and provided, finally, that in the absence of the Trigger Event during the Construction Period, the Floating Rate Note need not be paid off in its entirety and need only be reduced by the net proceeds from the issuance of the Fixed Rate Bonds allocated by the Shipowner to such reduction.”

     SECTION 2.06. Concerning Section 2.10 of Exhibit 1 to the Indenture.
     (a) The original Floating Rate Note may be transferred at the Corporate Trust Office, by surrender of the original Floating Rate Note for cancellation, accompanied by an instrument of transfer in form satisfactory to the Shipowner and the Indenture Trustee, duly executed by the registered Obligee or his duly authorized attorney, and thereupon the Shipowner shall execute, and the Indenture Trustee shall authenticate and deliver in the name of the transferee, a new Floating Rate Note and the Guarantee of the United States thereon, in the form of Exhibit A to this Supplement No. 1, and for the increased aggregate principal amount of $160,182,000.
     (b) On and after the date of this Supplement No. 1, the Shipowner shall not execute and the Indenture Trustee shall not authenticate, transfer, exchange or deliver any Obligation in the form of Exhibit 2 to the Indenture, but only in the form of Exhibit A to this Supplement No. 1, and Exhibits 3 and 4 to the Indenture, as supplemented by this Supplement No. 1.
ARTICLE III
FIRST REVISED AMORTIZATION SCHEDULE
     SECTION 3.01. Revised Amortization Schedule. Attached hereto as Exhibit B to this Supplement No. 1, and in accordance with Section 3.02(e) of Exhibit 1 to the Indenture, is the First Revised Amortization Schedule of scheduled repayments of the Obligations reflecting the changes in redemption of the principal amount of the Obligations in accordance with the Indenture as supplemented by this Supplement No. 1.
ARTICLE IV
MISCELLANEOUS PROVISIONS
     SECTION 4.01. The Indenture Trustee accepts the modifications of the Indenture hereby effected only upon the terms and conditions set forth in the Indenture, as supplemented and amended by this Supplement No. 1.
     SECTION 4.02. All capitalized terms used herein which are not otherwise defined herein have the meanings set forth in Schedule A to the Indenture.
     SECTION 4.03. Except as so amended, the provisions of the Indenture are hereby confirmed, and shall remain in full force and effect.
     SECTION 4.04. This Supplement No. 1 may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     SECTION 4.05. Notwithstanding any provision herein, in the event there are any inconsistencies between the original of this document held by the Secretary, and an original held by the other party to this transaction, the provisions of the original held by the Secretary shall prevail.

(SIGNATURE PAGE FOLLOWS)

     IN WITNESS WHEREOF, this Supplement No. 1 to Trust Indenture has been duly executed by the Parties on the day and year first above written.

CAL DIVE I-TITLE XI, INC.,
as Shipowner

		By	/s/ A. WADE PURSELL

Name: A. Wade Pursell
Title: Vice President
Attest:

By	/s/ ANDREW C. BECHER

Name: Andrew C. Becher
Title: Vice President

WILMINGTON TRUST COMPANY,
as Indenture Trustee

		By	/s/ MARY C. ST. AMAND

Name: Mary C. ST. Amand
Attest:			Title: Asst. Vice President

By	/s/ DENISE M. GERAN

Name: Denise M. Geran
Title: Asst. Vice President